Exhibit 10.4

AMENDMENT NUMBER 2 TO

FIVERR INTERNATIONAL LTD.

2011 SHARE OPTION PLAN

(the “PLAN”)

AMENDED: AUGUST 14, 2018

Sections 23.3 shall be deleted and replaced in its entirety with the following:

“Market Stand-Off. In connection with any public offering of the Company’s equity securities, pursuant to an effective registration statement, for such period as the Company or its underwriters may request (such period not to exceed one hundred and eighty (180) days following the date of the applicable offering, provided that such period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of such lockup period), the Optionee (solely for as long as he/she and/or any Permitted Transferee thereof (as defined in the Company’s Articles of Association) holds Shares acquired under this Plan) shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, such Shares without the prior written consent of the Company or its underwriters.”

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